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                                EPIC RESORTS, LLC
                               EPIC CAPITAL CORP.

                                   as Issuers,

                   The Subsidiary Guarantors Named Herein or
              which become a party pursuant to Article 10 hereof

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                   as Trustee



                                  $130,000,000
             13% Senior Secured Redeemable Notes Due 2005, Series A 13% Senior Secured Redeemable Notes Due 2005, Series B



                          SECOND SUPPLEMENTAL INDENTURE







                          Dated as of February 3, 1999

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

          THIS SECOND SUPPLEMENTAL INDENTURE (the "SECOND SUPPLEMENTAL INDENTURE"), dated as of February 3, 1999, between EPIC RESORTS, LLC, a Delaware limited liability company ("EPIC"), EPIC CAPITAL CORP., a Delaware corporation ("CAPITAL CORP.", and together with Epic, the "ISSUERS"), the Subsidiary Guarantors named on the Signature Page hereto (the "SUBSIDIARY GUARANTORS") and UNITED STATES TRUST COMPANY OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York, in its capacity as trustee (the "TRUSTEE").

                                    RECITALS:

     A. The Issuers, the Subsidiary Guarantors and the Trustee entered into that certain Indenture, dated as of July 8, 1998 (the "ORIGINAL INDENTURE") and supplemented on January 7, 1999 (the "FIRST SUPPLEMENTAL INDENTURE," and together with the Original Indenture, the "INDENTURE").

     B. Epic has chosen to convert some of its timeshare operations into a vacation club system. Under Epic's current timeshare operations, timeshare interests constituting actual undivided interests in specific units at each resort location ("Real Property Timeshare Interests") are sold to purchasers, and the purchaser receives a deed evidencing the purchaser's undivided interest in the unit and the resort. Prior to the time the Real Property Timeshare Interests are sold, the Trustee holds a mortgage on the Real Property Timeshare Interests. Under the vacation club system, units at Epic's resorts will from time to time be conveyed, prior to sale of any timeshare interests therein to customers, to Epic Vacation Club, a Delaware nonprofit corporation (the "Vacation Club"), which at all times will continue to own and hold the entire legal title thereto; however, pursuant to a declaration executed by the transferring Subsidiary Guarantor and the Vacation Club, all units transferred to the Vacation Club will be subjected to a timeshare regime wherein the right to use and occupy those units will be evidenced by membership interests in the Vacation Club ("Club Membership Interests") constituting personal property rather than by Real Property Timeshare Interests. In consideration for conveyance of units to it, the Vacation Club will transfer to the transferring Subsidiary Guarantor the Club Membership Interests allocable to such units. The transferring Subsidiary Guarantor will then own and sell the Club Membership Interests rather than Real Property Timeshare Interests. Prior to conveyance of units to the Vacation Club, the Trustee will maintain its mortgage on those units. As a result, the Trustee's lien on the units deeded to the Vacation Club must be released prior to the transfer of those units into the Vacation Club. The Trustee will maintain its secured position through the procedures set forth in Section 11.03 of the Indenture, as amended by the Second Supplemental Indenture, whereby the Trustee will be granted a security interest in the Club Membership Interests that the transferring Subsidiary Guarantor receives from the Vacation Club. This Second Supplemental Indenture will amend the Indenture to permit Epic to organize and operate the Vacation Club as described above.

     C. The amendments to the Indenture as hereinafter set forth are permitted under Section 9.01(a)(vii) and 9.01(a)(x) of the Indenture without the consent of any Securityholder. The Issuers have delivered, or caused to be delivered to the Trustee, an Opinion of Counsel to that effect.

     D. This Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Issuers and the Subsidiary Guarantors.

     E. The Issuers have delivered, or caused to be delivered to the Trustee, an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent and covenants, if any, provided for in the Indenture relating to this Second Supplemental Indenture have been satisfied.

                                   AGREEMENT:

     The Issuers, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

     SECTION 1. DEFINITIONS. Capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein have the meanings given them in the Indenture.

     SECTION 2. AMENDMENTS.

     2.1 The definition of Asset Disposition in Section 1.01 of the Indenture is amended and restated as follows:

     "ASSET DISPOSITION" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances, or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction) other than (i) a Restricted Subsidiary to a Wholly- Owned Subsidiary, (ii) a sale, transfer or disposition in the ordinary course of business of Vacation Ownership Interests or Vacation Ownership Interests Receivables (including, without limitation, direct sales to financial institutions, and sales or transfers in connection with securitization transactions in the ordinary course of business) and transfers of real and personal property from a Restricted Subsidiary to the Vacation Club provided that the transferor retains or immediately receives from the Vacation Club the entirety of the Vacation Ownership Interests allocable to such transferred property, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1.0 million, (v) transactions permitted under
     Section 5.01 hereunder; and (vi) Permitted Investments. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with Section 4.07 hereunder shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Coverage Ratio.

     2.2 Section 1.01 of the Indenture is amended to include the following definition:

     "CLUB MEMBERSHIP INTEREST" means an interest evidencing the right to use or occupy units in any resort subject to the Vacation Club.

     2.3 Section 1.01 of the Indenture is amended to include the following definition:

     "CLUB SECURITY AGREEMENT" means a Vacation Club Security Agreement (a form of which is attached hereto as Exhibit J) between the Issuers, the Subsidiary Guarantors and the Trustee, whereby the Trustee will receive a security interest in the Vacation Ownership Interests in the Vacation Club owned, from time to time, by the Subsidiary Guarantors prior to their sale in accordance with the terms of this Indenture. The form of Club Security Agreement attached hereto as Exhibit J is subject to modification according to the local laws and regulations of the jurisdiction in which the applicable resort is located.

     2.4 The definition of Collateral Documents in Section 1.01 of the Indenture is amended and restated as follows:

     "COLLATERAL DOCUMENTS" means each Mortgage (a form of which is attached hereto as Exhibit E), the Security Agreement (a form of which is attached hereto as Exhibit G), the Escrow and Disbursement Agreement (a form of which is attached hereto as Exhibit H), the Club Security Agreements (a form of which is attached hereto as Exhibit J) and any other agreements creating a Lien in favor of the Trustee securing the Securities.

     2.5 The definition of Permitted Investment in Section 1.01 of the Indenture is amended and restated as follows:

     "PERMITTED INVESTMENT" means an Investment by the Company or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of the Company; PROVIDED, HOWEVER, that the primary business of such Wholly-Owned Subsidiary is a Permitted Business and upon the making of such Investment, such Person becomes a Restricted Subsidiary; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned Subsidiary of the Company and upon the making of such Investment, such Person becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that in each case such Person's primary business is a Permitted Business;
     (iii) Temporary Cash Investments; (iv) a Receivables Subsidiary or, solely with respect to the transfer of real and personal property by a Restricted Subsidiary to the Vacation Club as to which the transferor retains or obtains simultaneously with such transfer the corresponding Vacation Ownership Interests, the Vacation Club; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate amount outstanding at any one time not to exceed $250,000 to any one employee or $1.0 million in the aggregate; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the


                                        3
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     Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (viii) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for asset dispositions effected in compliance with Section 4.10; (ix) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; and (x) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

     2.6 Section 1.01 of the Indenture is amended to include the following definition:

     "PLEDGED VACATION OWNERSHIP INTERESTS" means the Vacation Ownership Interests at the resorts owned or developed by the Issuers that are subject to the Collateral Documents.

     2.7 The definition of Vacation Ownership Interests in Section 1.01 of the Indenture is amended and restated as follows:

     "VACATION OWNERSHIP INTERESTS" means the right to use (whether arising by virtue of a deeded interest in real property or otherwise, including pursuant to a Club Membership Interest), a fully-furnished vacation residence (whether specifically identified or not) for a specified period each year or otherwise.

     2.8 Section 1.01 of the Indenture is amended to include the following definition:

     "VACATION CLUB" means Epic Vacation Club, a Delaware nonprofit corporation, through which the Company operates its vacation club system.

     2.9 Section 4.11(b) of the Indenture, regarding limitations on affiliate transactions, is amended and restated as follows:

     (b) The foregoing paragraph (a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to Section 4.07, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefits of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $250,000 to any employee or $500,000 in the aggregate at any time, (iv) any transaction between Wholly-Owned Subsidiaries, (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements in existence on the Issue Date which are (x) described in the Offering Memorandum or (y) otherwise, in the aggregate, immaterial to the Company and its Restricted Subsidiaries taken as a whole, (vii) any employment, non-competition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (viii) the issuance of Capital Stock of the Company (other than Disqualified Stock), (ix) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company (including, without limitation, the grant of stock options), and
     (x) Affiliate Transactions between either the Company or a Restricted Subsidiary and a Receivables Subsidiary or the Vacation Club involving the transfer or sale of Vacation Ownership Interests Receivables or Vacation Ownership Interests, respectively.

     2.10 Section 11.02(b), regarding Recording and Opinions, is amended and restated as follows:

     (b) The Issuers shall furnish to the Trustee within three months after each anniversary of the date of the Indenture, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Liens, and (iii) that none of the Issuers or Subsidiary Guarantors are delinquent in the payment of any assessments levied by or owed to the Vacation Club with respect to Vacation Ownership Interests owned by them.

     2.11 Section 11.03 of the Indenture, regarding release of collateral, is amended and restated as follows:

     SECTION 11.03. RELEASE OF COLLATERAL.

               (a) Subject to subsections (b), (c), (d), (e), (f), (g) and (h) of this Section 11.03, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time at the sole cost and expense of the Issuers (x) upon payment in full of the Securities in accordance with the terms thereof and of this Indenture and all other Obligations of the Issuers and the Subsidiary Guarantors then due and owing under this Indenture, the Securities and the Collateral Documents, including any defeasance pursuant to Section 8.01 and
     (y) the delivery to the Trustee of an Opinion of Counsel that such release of the Collateral is authorized and permitted by this Section 11.03 and the applicable Collateral Documents and that all conditions precedent to such release contained in this Indenture and the Collateral Documents have been satisfied. Upon compliance with the above provisions and the provisions of
     Section 12.04 hereof, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments or termination, satisfaction or release provided by or on behalf of the Issuers to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.


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

               (b)(1) The Trustee shall release the Lien and security interest created by the Collateral Documents from each Pledged Vacation Ownership Interest covered thereby at the time of the transfer of title to such Pledged Vacation Ownership Interest (a "Transfer") by an Issuer or Subsidiary Guarantor upon receipt of an Officer's Certificate stating that the following conditions have been met with respect to such Transfer:

               (A) The Transfer must be pursuant to a written agreement (a "Purchase Agreement") providing for the purchase and sale of one or more Pledged Vacation Ownership Interests (any Pledged Vacation Ownership Interest which is the subject of a Purchase Agreement is referred to in this Section 11.03 as a "Sold Interest").

               (B) The Transfer must be in the ordinary course of business.

               (C) The Transfer must be to a Person who is not an Affiliate of the Issuers or the Subsidiary Guarantors.

               (2) The releases described in subsection 11.03(b)(1) above ("Partial Releases") shall be effectuated (a) if the sale of the Pledged Vacation Ownership Interest is effectuated by a deed or other real property conveyance (a "Deeded Interest"), pursuant to an instrument prepared by the Issuers or such Subsidiary Guarantor which shall specifically recite that the partial release of the Mortgage on the sold Pledged Vacation Ownership Interest shall not otherwise affect or impair the Liens created by the Collateral Documents on any other Pledged Vacation Ownership Interests encumbered thereby, or (b) if sale of the Pledged Vacation Ownership Interest is effectuated by a transfer of a Club Membership Interest, automatically pursuant to the terms of the related Club Security Agreement upon compliance by the Issuer or the transferring Subsidiary Guarantor with the terms of Section 11.03(b)(1) hereof, except for the requirement to deliver an Officer's Certificate to the Trustee.

               (3) In order to facilitate Partial Releases of Sold Interests which are Deeded Interests, the Trustee from time to time shall, upon written request of the Issuers or a Subsidiary Guarantor, execute, acknowledge, and deliver powers of attorney in the form provided by the Issuers (each, a "Power of Attorney"), which form shall conform substantially to Exhibit I-1 annexed hereto, appointing such title company or title agency (each, an "Agent") as is designated by the Issuers or a Subsidiary Guarantor which owns the real property of which any Sold Interest which is a Deeded Interest is a part as the Trustee's attorney-in-fact for the purpose of executing, acknowledging and delivering Partial Releases of such Sold Interests. Each Power of Attorney shall be delivered by the Trustee to the Agent within five days of the Issuers' or Subsidiary Guarantor's request therefor, and shall be delivered with written authorization prepared by the Issuers and executed and delivered by the Trustee to the Agent to record the Power of Attorney and to execute Partial Releases pursuant thereto in connection with the Transfers of Sold Interests which are Deeded


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

     Interests upon receipt by such Agent of the Officer's Certificate described in subsection 11.03(b)(1) above. Each Power of Attorney by its terms shall be revocable only by the recording in the county in which the Power of Attorney is recorded of an instrument executed by the Trustee specifically revoking the Power of Attorney. The Trustee shall revoke each Power of Attorney promptly after obtaining knowledge of the occurrence and continuance of an Event of Default; PROVIDED, that if an Event of Default is no longer continuing, the Trustee may execute new Powers of Attorney in accordance with this clause (3). The Trustee shall revoke a Power of Attorney promptly after obtaining knowledge that the Agent thereunder has failed to comply with its obligations hereunder as assigned pursuant to such Power of Attorney; PROVIDED, that if a Power of Attorney is so revoked, the Trustee may execute a new Power of Attorney in accordance with this clause (3); PROVIDED, FURTHER, that no Agent as to whom a Power of Attorney has been revoked may thereafter be appointed as an Agent.

               (4) Notwithstanding the revocation of a Power of Attorney by the Trustee as permitted in subsection 11.03(b)(3) above, the Trustee shall deliver or cause to be delivered Partial Releases with respect to Transfers of Sold Interests which are Deeded Interests pursuant to Purchase Agreements entered into prior to the occurrence of an Event of Default.

               (5) In connection with any release of Liens on a Pledged Vacation Ownership Interest by an Agent with respect to Deeded Interests pursuant to subsection 11.03(b), the Issuers or the applicable Subsidiary Guarantor shall deliver or cause to be delivered to such Agent any certificates, opinions of counsel or other documents or instruments required to be delivered to the Trustee under applicable law. The Issuers or the applicable Subsidiary Guarantor shall then cause such Agent to deliver to the Trustee originals or photostatic copies of each of the documents relating to such release, including any such certificates or opinions of counsel, as promptly as is reasonably practicable.

               (6) In connection with any Partial Release, the Trustee and, if applicable, any Agent shall not be required to obtain any other certificates, opinions of counsel or other documents and instruments except such as are specifically required by subsection 11.03(b).

               (c) In the event that (i) real property is acquired and/or developed with Indebtedness Incurred under an A&D Facility, (ii) the lender or lenders thereunder requires the Indebtedness under such A&D Facility to be secured by a first priority Lien on such real property and (iii) such property is not subject to a Mortgage in favor of the Trustee, the provisions of Section 11.01(b) requiring that a Mortgage on such property be granted to the Trustee shall, subject to Section 11.03(e), not apply.

               (d) In the event that the Trustee is furnished with an Officer's Certificate certifying that (i) real property is to be acquired and/or developed with


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     Indebtedness Incurred under an A&D Facility, (ii) the lender or lenders thereunder require the Indebtedness under such A&D Facility to be secured by a first priority Lien on such real property and (iii) such property is already subject to a Mortgage in favor of the Trustee, the Trustee shall, upon receipt of an Opinion of Counsel to the effect set forth in clause
     (a)(y) above, release such Mortgage to the extent required by such lender or lenders in accordance with instructions set forth in such Officer's Certificate.

               (e) Upon the repayment in full of any A&D Facility secured by a Lien, the Issuers or the applicable Subsidiary Guarantor will promptly cause such Lien to be removed and shall grant to the Trustee a Mortgage in accordance with Section 11.01(b).

               (f) Notwithstanding any other provisions of this Section 11.03, absent the occurrence and continuance of an Event of Default, Collateral in the Cash Collateral Account (as defined in the Security Agreement) may be released solely in accordance with the terms of the Security Agreement.

               (g) In order to facilitate the sale of Pledged Vacation Ownership Interests, the Trustee shall subordinate the Collateral Documents encumbering any real property to the documents or instruments creating time share interest therein (the "Time Share Documents") as permitted by the terms of the Collateral Documents, whereupon the Collateral Documents shall be subject and subordinate to the Time Share Documents and the provisions therein dealing with insurance and the use and application of insurance and condemnation proceeds. Before taking any actions required pursuant to this subsection 11.03(g), the Trustee shall be entitled to receive an Officer's Certificate setting forth the actions that the Trustee is to take and an Opinion of Counsel to the effect that such actions are permitted by applicable law and by the terms of the Indenture and the Collateral Documents.

               (h) In order to facilitate the sale of Pledged Vacation Ownership Interests which are or are to become Club Membership Interests, the Trustee, within five Business Days following request, shall execute and return to the Issuers a release of the Lien of the Mortgage encumbering any real or personal property conveyed to the Vacation Club ("Transferred Property") pursuant to Partial Releases upon prior or concurrent satisfaction of the following conditions:

                    (1) The Transferred Property conveyed to the Vacation Club which consists of real property must consist of parcels or units of real property which lawfully may be conveyed separately from any real property not being transferred to the Vacation Club.

                    (2) The Transferred Property conveyed to the Vacation Club which consists of real property must be subjected, by means of an instrument filed in the real property records in the county and state in which such real property is located, to a declaration or other instrument which subjects such real property to a time share regime pursuant to which the Vacation Ownership Interests therein are evidenced by Club Membership Interests.

                    (3) The Subsidiary Guarantor transferring the Transferred
               Property to the Vacation Club must retain, or simultaneously receive from the Vacation Club, ownership of all Club Membership Interests allocable to such Transferred Property.

                    (4) The Club Membership Interests allocable to the
               Transferred Property must be subject to, or subjected to, a Club Security Agreement which creates a security interest therein, subject only to (A) Permitted Liens, (B) to Liens subsequently arising in favor or the Vacation Club for non-payment of future assessments and fees with respect to such Club Membership Interests, (C) Liens which, in the aggregate, would not have a materially adverse effect upon the ability of the Subsidiary Guarantor to sell the Club Membership Interests owned by it to purchasers in the ordinary course of business as provided in
               Section 11.03(b)(1), and (D) Liens which are being contested by the Subsidiary Guarantor or the Vacation Club in good faith.

                    (5) The Trustee shall have been provided with copies of
               UCC/Tax Lien/Litigation search results, current as of a date not more than 30 days earlier than the date of conveyance of the Transferred Property to the Vacation Club, conducted in the names of the transferring Subsidiary Guarantor and the Vacation Club (such searches shall be conducted in the county and state in which the Transferred Property is located and in the county and state in which the chief executive offices of the Vacation Club and the transferring Subsidiary Guarantor are located).

                    (6) The Trustee shall be provided with an Officer's
               Certificate stating that the requirements of subsections 11.03(h)(1) through (5) have been satisfied and that none of the items disclosed by the searches referenced in Sections 11.03(h)(5) is other than one permitted by subsection 11.03(h)(4), which Officer's Certificate shall have appended thereto an Opinion of Counsel, furnished by counsel licensed to practice in the state in which the Transferred Property is located, addressed to the Issuers, the transferring Subsidiary Guarantor, and the Trustee to the effect that the requirements of subsections 11.03(h)(1) through (5) have been satisfied.

     The Partial Releases of Transferred Property described in this Section 11.03(h) shall be effectuated pursuant to an instrument prepared by the Issuers or the transferring Subsidiary Guarantor which shall specifically recite that the partial release of the

     Mortgage from the Transferred Property shall not otherwise affect or impair the Lien of the Mortgage upon any other real property remaining encumbered thereby.

               (i) The Trustee has no liability for any act or failure to act of any Agent except as may result from the Trustee's willful or grossly negligent failure to fulfill its obligations under Section 11.03(b)(3).

     2.12 The exhibits to the Indenture are amended to include Exhibit J, a form of Club Security Agreement in the form annexed to this Second Supplemental Indenture. The form of Club Security Agreement is subject to modification according to the local laws and regulations of the jurisdiction in which the applicable resort is located.

     SECTION 3. MISCELLANEOUS.

     3.1. EFFECT AND OPERATION OF SECOND SUPPLEMENTAL INDENTURE. This Second Supplemental Indenture shall be effective upon the execution and delivery hereof by the Issuers, the Subsidiary Guarantors and the Trustee. The Indenture shall be supplemented and amended in accordance therewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Except as supplemented hereby, all provisions of the Indenture shall remain in full force and effect.

     3.2. INDENTURE AND SECOND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Second Supplemental Indenture shall from the date hereof be read and construed together.

     3.3. CONFIRMATION AND PRESERVATION OF THE INDENTURE. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects confirmed and preserved.

     3.4. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "ACT"), that is required under such Act to be part of and govern any provision of this Second Supplemental Indenture, the provisions of such Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Act that may be so modified or excluded, the provisions of the Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

     3.5. SEPARABILITY. In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.


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

     3.7. BENEFITS OF SECOND SUPPLEMENTAL INDENTURE. Nothing in the Indenture, this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Securityholders, any benefit of any legal or equitable right, remedy or claim under the Indenture as supplemented and amended hereby or the Securities.

     3.8. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Second Supplemental Indenture by the Issuers and the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

     3.9. NEW YORK LAW TO GOVERN. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     3.10. COUNTERPARTS. This Second Supplemental Indenture may be executed in counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

     3.11 THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Subsidiary Guarantors.


                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date and the year first above written.


                                    EPIC RESORTS, LLC


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President


                                    EPIC CAPITAL CORP.


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President


                                    EPIC RESORTS  - VACATION SHOWPLACE, LLC


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President


                                    EPIC RESORTS MANAGEMENT, LLC


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President


                                    EPIC MARKETING, LLC


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President


                                    EPIC TRAVEL, LLC


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President

                                    EPIC RESORTS - PALM SPRINGS MARQUIS
                                    VILLAS, LLC


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President


                                    EPIC RESORTS - SCOTTSDALE LINKS
                                    RESORT, LLC


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President


                                    EPIC RESORTS - HILTON HEAD RESORT,
                                    LLC


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President


                                    EPIC RESORTS - WESTPARK RESORT, LLC


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President


                                    DAYTONA BEACH REGENCY, LTD., by
                                    Resort Management, LLC, its general partner


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title: President


                                    LONDON BRIDGE RESORT, LLC


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President

                                    EPIC WARRANT CO.


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President


                                    RESORT MANAGEMENT, LLC


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President


                                    RESORT INVESTMENT, LLC


                                    By:  /s/ T. F. Flatley
                                       --------------------------------------
                                       Title:  President

                                    UNITED STATES TRUST COMPANY OF
                                    NEW YORK, as Trustee


                                    By:  /s/ Gerard F. Ganey
                                       --------------------------------------
                                       Title:  Senior Vice President

                                    EXHIBIT J